NEW CENTURY CAPITAL PORTFOLIO

                             NEW CENTURY I PORTFOLIO



                                                              February 22, 1990



Secretary of the Commonwealth
John W. McCormack Building
One Ashburton Place
Boston, MA 02108

Re:      Weston Portfolios
         Consent to Use of Name

Gentlemen:

         Weston Portfolios, Inc., a Maryland corporation qualified to do business under the laws of Massachusetts, hereby consents to the use of the name "Weston Portfolios" by the Massachusetts business trust established under the name Weston Portfolios.

                                                     Very truly yours,


                                                     /S/ DOUGLAS BIGGAR
                                                     Douglas Biggar
                                                     President


                                                     /S/ PAUL VIERBICKAS
                                                     Paul Vierbickas
                                                     Secretary





                             WESTON PORTFOLIOS, INC.
          Wellesley Office Park, 45 William Street, Wellesley, MA 02181
                       (617) 239-0445 FAX (617) 239-0741